SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 25, 2005
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	1-7349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated January 27, 2005

Item 2.02.  Results of Operations and Financial Condition

On January 27, 2005, Ball Corporation (the “Company”) issued a press release announcing its fourth quarter and full year earnings for 2004, which results are set forth in the press release dated January 27, 2005 and attached hereto as Exhibit 99.1.

The earnings information regarding the fourth quarter and full year for 2004, as well as the information regarding the use of non-GAAP financial measures, is set forth in the attached press release.

The information in this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.  Election of Director

On January 25, 2005, the Board of Directors of the Company unanimously elected George M. Smart as a Director of the Corporation. A copy of the press release is attached hereto as Exhibit 99.2. Mr. Smart will serve on the Board of Directors and stand for reelection on April 27, 2005. The Board of Directors may appoint Mr. Smart to one or more committees of the Board of Directors in April 2005 when the Board of Directors holds its organizational meeting and makes committee appointments.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws

On January 25, 2005, the Board of Directors of the Company amended the Bylaws to increase the Board of Directors from ten to eleven.

Item 9.01.  Financial Statements and Exhibits

(c)     Exhibits.

The following are furnished as exhibits to this report:

Exhibit 99.1     Ball Corporation Press Release dated January 27, 2005

Exhibit 99.2     Ball Corporation Press Release dated January 26, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION (Registrant) By: /s/ Raymond J. Seabrook Name: Raymond J. Seabrook Title: Senior Vice President and Chief Financial Officer

Date:  January 27, 2005

Ball Corporation
Form 8-K
January 27, 2005

EXHIBIT INDEX

Description	Exhibit
Press Release dated January 27, 2005	99.1
Press Release dated January 26, 2005	99.2